Renaissance 2003-1 (using 2002-4 levels)
UPDATED WITH 02-20-2003 COLLATERAL
Floater AAA, Fixed Subs				AAA	82.00
Forward Libor				AA	7.00
TRIGGER ON				A	5.50
100% PPC (All-in), To Maturity				BBB	3.80
				Initial OC/Target OC	1.70
1st Liens Severity	50%
Lag	12 months

Class M-1 (AA)
Approximate Balance 17,500,000		Delay	24
Coupon	at pricing	Dated	3/1/2003
Settle	3/27/2003	First Payment	4/25/2003
				CDR
	9	10	10.5	11	11.2	11.4	12
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	5.277	5.308	5.325	5.348	5.359	5.369	4.526
WAL	8.99	9.86	10.44	11.20	11.61	12.20	12.70
Mod Durn	6.99	7.51	7.83	8.23	8.43	8.69	8.91
Mod Convexity	0.60	0.70	0.77	0.86	0.91	0.99	1.05
Payment Window	Apr03 - Feb14	Apr03 - Oct15	Apr03 - Feb17	Apr03 - Oct19	Apr03 - Jan22	Apr03 - Apr33	Apr03 - Apr33
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	21,660.68 (0.12%)	2,517,150.73 (14.38%)
Total Collat Loss	43,555,304.35 (17.42%)	48,311,429.26 (19.32%)	50,674,843.27 (20.27%)	53,038,356.18 (21.22%)	53,987,170.85 (21.59%)	54,927,797.23 (21.97%)	57,726,522.59 (23.09%)

Class M-2 (A)
Approximate Balance 13,750,000		Delay	24
Coupon	at pricing	Dated	3/1/2003
Settle	3/27/2003	First Payment	4/25/2003
				CDR
	3	4	5	6	7	8	9
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	6.279	6.278	6.284	6.310	6.348	6.391	4.514
WAL	8.78	8.82	8.97	9.71	10.86	12.93	13.04
Mod Durn	6.58	6.60	6.68	7.08	7.66	8.53	8.86
Mod Convexity	0.54	0.55	0.56	0.64	0.76	0.98	1.09
Payment Window	Apr03 - Mar13	Apr03 - Apr13	Apr03 - Jul13	Apr03 - Oct14	Apr03 - Feb17	Apr03 - Apr33	Apr03 - Apr33
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	13,400.99 (0.10%)	3,982,871.76 (28.97%)
Total Collat Loss	14,458,229.04 (5.78%)	19,368,750.81 (7.75%)	24,265,144.16 (9.71%)	29,134,058.83 (11.65%)	33,963,999.52 (13.59%)	38,787,582.47 (15.52%)	43,555,304.35 (17.42%)

Class B (BBB)
Approximate Balance 9,500,000		Delay	24
Coupon	at pricing	Dated	3/1/2003
Settle	3/27/2003	First Payment	4/25/2003
				CDR
	3	3.5	4	4.5	5	5.5	6
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.869	7.867	7.867	7.869	7.901	7.903	6.944
WAL	11.51	11.53	11.55	11.6	13.13	14.11	14.28
Mod Durn	7.37	7.38	7.38	7.4	7.95	8.21	8.29
Mod Convexity	0.73	0.74	0.74	0.74	0.88	0.96	0.99
Payment Window	Apr03 - Nov16	Apr03 - Dec16	Apr03 - Dec16	Apr03 - Dec16	Apr03 - Nov20	Apr03 - Apr33	Apr03 - Apr33
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	46,683.90 (0.49%)	1,903,473.48 (20.04%)
Total Collat Loss	14,458,229.04 (5.78%)	16,907,696.58 (6.76%)	19,368,750.81 (7.75%)	21,827,245.97 (8.73%)	26,694,650.09 (10.68%)	27,425,227.97 (10.97%)	29,134,058.83 (11.65%)

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